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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


             Subsidiary                     State of Incorporation                    Business Name
- ---------------------------------           ----------------------         --------------------------------
 Geneva Steel Funding Corporation                    Utah                  Geneva Steel Funding Corporation